UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2025

 COCA-COLA CONSOLIDATED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (980) 392-8298

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	COKE	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2025, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Coca-Cola Consolidated, Inc. (the “Company”) approved an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a 10-for-1 stock split of the Company’s Common Stock and Class B Common Stock (the “Stock Split”) and proportionately increase the number of authorized shares of the Company’s Common Stock and Class B Common Stock. The Certificate of Amendment became effective upon filing with the Secretary of State of the State of Delaware on May 16, 2025.

As previously announced, each stockholder of record at the close of business on May 16, 2025 will have 9 additional shares for each share of the Company’s Common Stock or Class B Common Stock held as of such date reflected in their accounts on or about May 23, 2025. Trading is expected to begin on a split-adjusted basis on or about May 27, 2025.

The Company’s Common Stock will continue to trade on the NASDAQ Global Select Market under the symbol “COKE”. The CUSIP numbers and par values for the Company’s Common Stock and Class B Common Stock will not change. Outstanding stock certificates for shares of the Company’s Common Stock and Class B Common Stock continue to be valid and need not be exchanged.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)	On May 13, 2025, the Company held its Annual Meeting.

(b)
At the Annual Meeting, the Company’s stockholders (i) elected all 12 of the Company’s nominees for director to serve until their terms expire at the Company’s 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025; and (iii) approved the Certificate of Amendment. Each of these proposals is further described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 24, 2025.

The final voting results for each of the proposals submitted to the Company’s stockholders at the Annual Meeting are as follows:

1. Election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Frank Harrison, III	23,932,613	1,715,271	761,911
Elaine Bowers Coventry	25,534,534	113,350	761,911
Sharon A. Decker	25,125,800	522,084	761,911
Morgan H. Everett	24,137,853	1,510,031	761,911
James R. Helvey, III	25,598,199	49,685	761,911
Jason D. (J.D.) Hickey	25,596,127	51,757	761,911
William H. Jones	25,551,286	96,598	761,911
Umesh M. Kasbekar	25,524,932	122,952	761,911
David M. Katz	24,131,846	1,516,038	761,911
James H. Morgan	24,391,616	1,256,268	761,911
Dennis A. Wicker	24,150,006	1,497,878	761,911
Richard T. Williams	25,571,453	76,431	761,911

2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,335,548	63,765	10,482	—

3. Approval of the amendment to the Company's Restated Certificate of Incorporation to effect a 10-for-1 forward stock split of the Company's Common Stock and Class B Common Stock and to proportionately increase the number of authorized shares of the Company's Common Stock and Class B Common Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,958,390	440,651	10,754	—

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description	Incorporated by Reference or Filed Herewith
3.1	Certificate of Amendment to Restated Certificate of Incorporation of the Company.	Filed herewith.
99.1	News release issued on May 16, 2025, announcing the finalization of the Company's 10-for-1 stock split.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: May 16, 2025	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III Executive Vice President, General Counsel and Secretary